SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.      )


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:


[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the Commission Only
  (as permitted by Rule 14a-6(e) (2))



                             NETSPEAK CORPORATION
               (Name of Registrant as Specified in Its Charter)



   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):


[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
  0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:

  (4) Date Filed:

                             NETSPEAK CORPORATION
                        902 Clint Moore Road, Suite 104
                           Boca Raton, Florida 33487
                        -------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 18, 1998
                        -------------------------------
To the Shareholders of NetSpeak Corporation:



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of NetSpeak Corporation, a Florida corporation (the "Company"), will be held at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487 at 9:00 A.M. on June 18, 1998 for the following purposes:

     1. To elect ten directors of the Company for the ensuing year;


   2. To consider and vote upon a proposal to approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from an aggregate of 2,700,000 shares to an aggregate of 5,500,000 shares;

   3. To consider and vote upon a proposal to approve the adoption of an Employee Stock Purchase Plan;

   4. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from an aggregate of 25,000,000 shares to an aggregate of 75,000,000 shares;

   5. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

   6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     The Board of Directors has fixed the close of business on May 1, 1998 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.


     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.


                                        By Order of the Board of Directors,



                                        HARVEY KAUFMAN,
                                        Secretary

Boca Raton, Florida
May 18, 1998

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                             NETSPEAK CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 18, 1998


                        -------------------------------
                                PROXY STATEMENT


                        -------------------------------
                     TIME, DATE AND PLACE OF ANNUAL MEETING



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NetSpeak Corporation, a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held at 9:00 A.M. on June 18, 1998, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.


     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is May 18, 1998. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders which accompanies this Proxy Statement. The Company's principal executive offices are located at 902 Clint Moore Road, Suite 104, Boca Raton, Florida 33487, and its telephone number is (561) 998-8700.



                         INFORMATION CONCERNING PROXY


     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.


     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.



                        PURPOSES OF THE ANNUAL MEETING


     At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:


     1. To elect ten directors of the Company for the ensuing year;


   2. To consider and vote upon a proposal to approve an amendment to the Company's 1995 Stock Option Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from an aggregate of 2,700,000 shares to an aggregate of 5,500,000 shares;

   3. To consider and vote upon a proposal to approve the adoption of an Employee Stock Purchase Plan;


   4. To consider and vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock from an aggregate of 25,000,000 shares to an aggregate of 75,000,000 shares;


   5. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and


   6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponements thereof.


     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shares will be voted in accordance with the specification so made.



                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS


     The Board of Directors has set the close of business on May 1, 1998 as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 12,332,997 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.


     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals covered by this Proxy Statement. If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares of Common Stock so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.


     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares of Common Stock present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.


     A broker or nominee holding shares of Common Stock registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares which are not represented at the Annual Meeting either in person or by proxy will not be considered to have cast votes on any matters addressed at the Annual Meeting.

                         BENEFICIAL SECURITY OWNERSHIP


     The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the other "Named Executive Officers" (as defined below in "Executive Compensation--Summary Compensation Table"), (iii) each director of the Company, and (iv) all directors and executive officers of the Company as a group. The Company is not aware of any beneficial owner of more than 5% of the outstanding Common Stock other than as set forth in the following table.


NAME AND ADDRESS                              NUMBER OF SHARES
OF BENEFICIAL OWNER(1)                     BENEFICIALLY OWNED(2)     % OF CLASS OUTSTANDING
---------------------------------------   -----------------------   -----------------------
DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Stephen R. Cohen(3) ...................            600,000                     4.7
Robert Kennedy(4) .....................            270,000                     2.1
Shane D. Mattaway(5) ..................            748,000                     5.9
John W. Staten(6) .....................             75,000                      *
Steven F. Mills(7). ...................             23,334                      *
Steven D. Leeke(8). ...................                -0-                    -0-
A. Jeffry Robinson(9) .................             80,000                      *
Michael B. Goldberg(10) ...............              5,000                      *
Martin Shum(10) .......................              5,000                      *
Randall Battat(8) .....................                -0-                    -0-
Stephen P. Earhart(8) .................                -0-                    -0-
All directors and executive officers
  as a group (12 persons)(11) .........          1,889,668                    14.1
5% OR GREATER HOLDERS
Bay Networks, Inc .....................          1,334,171                    10.8
 4401 Great America Parkway
  Santa Clara, California 95054
Motorola, Inc .........................          3,909,178                    31.7
 1303 E. Algonquin Road
  Schaumburg, Illinois 60196

----------------
  *  Less than 1%.
 (1) Except as indicated, the address of each person named in the table is c/o the Company, 902 Clint Moore Road, Suite 104, Boca Raton, Florida 33487.
 (2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock listed, which include shares of Common Stock that such persons have the right to acquire a beneficial interest within 60 days from the Record Date.
 (3) Includes 300,000 shares of Common Stock issuable upon the exercise of stock options.
 (4) Represents 250,000 shares of Common Stock issuable upon the exercise of stock options and 20,000 shares of Common Stock issuable upon the exercise of stock options held by Mr. Kennedy's spouse.
 (5) Includes 250,000 shares of Common Stock issuable upon the exercise of stock options.
 (6) Represents 75,000 shares of Common Stock issuable upon the exercise of stock options.
 (7) Represents 23,334 shares of Common Stock issuable upon the exercise of stock options.
 (8) Does not include the shares of Common Stock beneficially owned by Motorola, Inc. ("Motorola") in which shares Messrs. Leeke, Earhart, and Battat disclaim beneficial ownership.
 (9) Represents 80,000 shares of Common Stock issuable upon the exercise of stock options.
(10) Represents 5,000 shares of Common Stock issuable upon exercise of stock options.
(11) Includes (i) the shares of Common Stock described in notes (3) through
     (10) and (ii) 50,000 shares of Common Stock held by Harvey Kaufman and 33,334 shares of Common Stock issuable upon the exercise of stock options held by Mr. Kaufman.

                             ELECTION OF DIRECTORS


     At the Annual Meeting, ten directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The accompanying form of proxy when properly executed and returned to the Company, will be voted FOR the election as directors of the ten persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.


     The following table sets forth certain information concerning each nominee.


NAME                                 AGE                     POSITION WITH THE COMPANY
---------------------------------   -----   ----------------------------------------------------------
Stephen R. Cohen ................    55     Chairman of the Board and Chief Executive Officer
Robert Kennedy ..................    49     President, Chief Operating Officer and Director
Shane D. Mattaway ...............    41     Chief Scientist and Director
John W. Staten ..................    31     Chief Financial Officer, Assistant Secretary and Director
Randall Battat ..................    38     Director
Stephen P. Earhart ..............    49     Director
Michael B. Goldberg(2) ..........    51     Director
Steven D. Leeke(1) ..............    36     Director
A. Jeffry Robinson(2) ...........    55     Director
Martin Shum(1) ..................    49     Director

----------------
(1) Member of Audit Committee.
(2)  Member of Compensation Committee.


     STEPHEN R. COHEN has served as Chairman of the Board and Chief Executive Officer of the Company since December 1995. From 1975 until January 1995, Mr. Cohen served as Chairman of the Board of TPI Enterprises, Inc., formerly Telecom Plus International, Inc. ("TPI"). Under Mr. Cohen's stewardship, TPI grew from a small, local telephone interconnect company with approximately $1,000,000 in revenue in 1975 to become the largest independent supplier of telecommunications equipment in the United States, with over $300 million in revenue in 1987. Mr. Cohen also oversaw the expansion of TPI's operations into other segments of the telecommunications industry, including cellular operations, radio common carrier paging and telecommunications software development. In 1987, TPI sold its core telecommunications business to Siemens AG ("Siemens"), who had been TPI's joint venture partner since 1984. Following the sale to Siemens, Mr. Cohen oversaw the redeployment of TPI's assets into new businesses including restaurants and movie theaters. Mr. Cohen retired from TPI in January 1995.


     ROBERT KENNEDY has served as a director of the Company since December 1995 and became its President and Chief Operating Officer in March 1996. Mr. Kennedy has over 20 years experience in the telecommunications industry. From 1976 until joining the Company, Mr. Kennedy served in a number of executive positions at TPI, including Vice President of Sales and Marketing from 1976 to 1985 and as Executive Vice President since 1985. In the latter capacity, Mr. Kennedy was responsible for sales, marketing, strategic planning, product development and overall profit responsibility for a number of TPI's operating subsidiaries. Mr. Kennedy also served as a member of TPI's Board of Directors from 1984 to 1993 and as its Executive Vice President to March 1996.


     SHANE D. MATTAWAY co-founded Internet Telephone Company ("ITC") in May 1995 and became the Company's Executive Vice President, Chief Technical Officer and a director upon the Company's acquisition of ITC in December 1995. In February 1998, Mr. Mattaway became the Company's Chief Scientist. For approximately 10 years prior to founding ITC, Mr. Mattaway was the founder and President of Boca Development, a computer consulting and software development firm. Mr. Mattaway has also served as an Adjunct Professor in Computer Science at the University of Miami, Florida International University and Florida Atlantic University.


     JOHN W. STATEN has served as Chief Financial Officer and Assistant Secretary since February 1996 and became a director of the Company in April 1998. From 1990 to January 1996, Mr. Staten was employed by Deloitte & Touche LLP, a public accounting firm, most recently as a Manager focusing on the retail and technology sectors.


     RANDALL BATTAT was appointed to the Company's Board of Directors in April 1998 as the designee of Motorola. Mr. Battat is currently Senior Vice President and General Manager of Motorola's Information Systems Group. He joined Motorola in February 1994 as Corporate Vice President and General Manager of its Wireless Data Group. From 1981 until joining Motorola, Mr. Battat was employed in various positions at Apple Computer, Inc., including Vice President of that company's Macintosh Desktop and Powerbook Division.


     STEPHEN P. EARHART was appointed to the Company's Board of Directors in April 1998 as the designee of Motorola. Mr. Earhart is currently a Senior Vice President of Finance with Motorola. He joined Motorola in 1978 and has held numerous progressive positions in Motorola's financial organization, principally in the cellular, network operations and space infrastructure areas. Mr. Earhart also serves as a director of Harris Bank Libertyville.


     MICHAEL B. GOLDBERG became a director of the Company upon consummation of the Company's initial public offering in June 1997. Since 1991, Mr. Goldberg has been Managing Director at Kelso & Company, a private investment firm. From 1989 to 1991, Mr. Goldberg was a Managing Director and Co-head of the Mergers and Acquisitions department at the First Boston Corporation. Prior thereto, he was a partner in Skadden, Arps, Slate, Meagher & Flom. Mr. Goldberg is also a director of Hosiery Corporation of America, Inc.


     STEVEN D. LEEKE was appointed to the Company's Board of Directors in November 1996 as the designee of Motorola. Mr. Leeke is currently the Director and General Manager of Internet Content and Service Businesses within Motorola. He joined Motorola in March 1995 as Director of Strategy for New Enterprises. In 1988 he joined Texas Instruments: first as a member of their Corporate Research Development & Engineering Department; then as Branch Manager, Production Management Decision Systems; and finally as Manager of Strategic Development, Semiconductor Group Research & Development, reporting to the Chief Technical Officer.


     A. JEFFRY ROBINSON has served as a director of the Company since December 1995. Since April 1996, Mr. Robinson has been a partner in the law firm of Broad and Cassel, the Company's counsel, specializing in corporate and securities matters. From March 1992 until April 1996, Mr. Robinson was a shareholder in the Miami law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.


     MARTIN SHUM became a director of the Company upon consummation of the Company's initial public offering in June 1997, as the designee of ACT Networks, Inc. ("ACT"). Mr. Shum founded ACT in May 1987 and has served as Chairman of the Board of Directors, President and Chief Executive Officer since that time.


     In March 1998, Stephen R. Cohen, Robert Kennedy, Shane D. Mattaway, Harvey Kaufman, John W. Staten and Steven F. Mills (collectively, the "Management Shareholders"), Motorola and the Company entered into a Voting Agreement (the "Voting Agreement") pursuant to which Motorola has the right to designate certain nominees to the Company's Board of Directors and, for as long as the Voting Agreement is in effect, the Management Shareholders will vote in favor of Motorola's designees, and Motorola will vote in favor of each Management Shareholder nominated by the Company to the Board of Directors. See "Certain Transactions--Transactions with Motorola."


     See "Certain Transactions--Transactions with ACT" with respect to ACT's right to designate a nominee to the Board of Directors.

     There are no family relationships among the Company's directors and executive officers.


     The Company's executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. The Company's directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PERSONS NOMINATED FOR ELECTION TO THE BOARD OF DIRECTORS.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


     During Fiscal 1997, the Board of Directors held four formal meetings and acted by unanimous consent on two occasions. During Fiscal 1997, no director attended fewer than 75% of the number of meetings of the Board of Directors and each committee of the Board of Directors held during the period he served on the Board of Directors.


     The only committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Board of Directors does not have a nominating or similar committee.


     The Audit Committee is presently comprised of Martin Shum and Steven D. Leeke. The duties and responsibilities of the Audit Committee include (a) recommending to the Board of Directors the appointment of the Company's independent public accountants and any termination of engagement, (b) reviewing the plan and scope of independent audits, (c) reviewing the Company's significant accounting policies and internal controls, (d) having general responsibility for all related auditing matters, and (e) reporting its recommendations and findings to the full Board of Directors. The Audit Committee met once during Fiscal 1997.


     The Compensation Committee is presently comprised of Michael B. Goldberg and A. Jeffry Robinson. The Compensation Committee reviews and approves the compensation of the Company's executive officers and administers the Company's 1995 Stock Option Plan (the "1995 Plan") and will administer the Company's Employee Stock Purchase Plan if its adoption is approved. The Compensation Committee met once during Fiscal 1997.


COMPENSATION OF DIRECTORS


     The Company pays non-employee directors a fee of $1,000 per meeting of the Board of Directors or committee thereof attended and provides non-employee directors with annual grants of stock options under the 1995 Plan to purchase 5,000 shares of Common Stock. Directors are also reimbursed for travel and lodging expenses in connection with their attendance at meetings. In August 1997, each of Michael B. Goldberg, A. Jeffry Robinson and Martin Shum were granted ten-year options under the 1995 Plan to purchase 5,000 shares of Common Stock at an exercise price of $8.125 per share.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and holders of more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms they file.


     Based solely on its review of the copies of such forms received by it, or oral or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, with respect to the fiscal year ended December 31, 1997 ("Fiscal 1997"), all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                            EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following compensation table sets forth, for the fiscal years ended December 31, 1995, 1996 and 1997, the cash and certain other compensation paid by the Company to the Company's Chief Executive Officer ("CEO") and the four most highly compensated other executive officers whose annual salary and bonus exceed $100,000 during Fiscal 1997 (together with the CEO, collectively, the "Named Executive Officers"):

                                                                         LONG-TERM
                                                                       COMPENSATION
                                            ANNUAL COMPENSATION           AWARDS
                                           --------------------    SECURITIES UNDERLYING       ALL OTHER
                                 FISCAL      SALARY      BONUS        OPTION/SARS(1)        COMPENSATION(2)
NAME AND PRINCIPAL POSITION       YEAR        ($)         ($)               (#)                   ($)
-----------------------------   --------   ---------   --------   ----------------------   ----------------
Stephen R. Cohen                  1997      190,776     90,000                 --                7,200
Chairman and CEO                  1996       43,080         --            300,000                1,662
                                  1995           --         --                 --                   --
Robert Kennedy(3)                 1997      165,507     70,000                 --                8,150
President and                     1996       35,367         --            250,000                1,662
Chief Operating Officer
Shane D. Mattaway(4)              1997      129,670     50,000                 --                  850
Chief Scientist                   1996      109,171         --            100,000                1,662
                                  1995      101,462         --            150,000                   --
John W. Staten(5)                 1997       99,246     50,000                 --                8,150
Chief Financial Officer           1996       63,261         --            100,000                1,662
Steven F. Mills(6)                1997      124,664     32,500                 --                  950
Senior Vice President of          1996       18,461         --            100,000                   --
Advanced Technology
Development

----------------
(1) Represents options to purchase Common Stock granted to the Named Executive Officer under the 1995 Plan.
(2) The dollar amount represents a car allowance and/or Company contributions to the Company's 401(k) plan.
(3) Mr. Kennedy joined the Company in March 1996.
(4) Mr. Mattaway joined the Company as Executive Vice President and Chief Technical Officer in December 1995 and became Chief Scientist in February 1998.
(5) Mr. Staten joined the Company in February 1996.
(6) Steven F. Mills joined the Company in October 1996 as Vice President of Marketing and became Senior Vice President of Advanced Technology Development in February 1998.

STOCK OPTIONS HELD AT END OF FISCAL 1997


     The following table indicates the total number and value of exercisable and unexercisable stock options held by each of the Named Executive Officers listed as of December 31, 1997. No options to purchase stock were exercised by any of the Named Executive Officers in Fiscal 1997.

                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                   AT FISCAL YEAR-END(#)               AT FISCAL YEAR-END
                              -------------------------------   ---------------------------------
NAME                           EXERCISABLE     UNEXERCISABLE     EXERCISABLE(1)     UNEXERCISABLE
---------------------------   -------------   ---------------   ----------------   --------------
Stephen R. Cohen ..........      300,000                0          $6,787,500                 0
Robert Kennedy ............      250,000                0           5,656,250                 0
Shane D. Mattaway .........      250,000                0           5,881,250                 0
John W. Staten ............       80,000           20,000           1,810,000           452,500
Steven F. Mills ...........       33,334           66,666             654,880         1,308,320

----------------
(1) Based on the Nasdaq National Market closing price for the Company's Common Stock on December 31, 1997 of $25.125 per share.

COMPENSATION COMMITTEE, INTERLOCKS AND INSIDER PARTICIPATION


     The Compensation Committee is presently comprised of Michael B. Goldberg and A. Jeffry Robinson. Mr. Robinson is a partner of the law firm of Broad and Cassel, which serves as counsel to the Company. The Company has paid legal fees to Broad and Cassel for services rendered.


EMPLOYMENT AGREEMENTS


     Effective October 1996, the Company entered into employment agreements with Stephen R. Cohen, Robert Kennedy, Shane D. Mattaway, John W. Staten and Harvey Kaufman, the Company's Executive Vice President and Secretary. The employment agreements have "rolling" two year terms, so that at all times the remaining term of the agreement is two years. The employment agreements currently provide for annual salaries set at $275,000, $250,000, $155,000, $150,000, and $110,000 for Messrs. Cohen, Kennedy, Mattaway, Staten and Kaufman, respectively.


     Each employment agreement provides that the executive officer who is a party thereto (the "Executive Officer") will continue to receive his salary for a period of two years after termination of employment, if his employment is terminated by the Company for any reason other than death, disability or Cause (as defined in the employment agreement), or for a period of 12 months after termination of the agreement as a result of the Executive Officer's disability, and the Executive Officer's estate will receive a lump sum payment equal to one year's salary plus a pro rata portion of any bonus to which the Executive Officer is entitled upon termination of the employment agreement by reason of the Executive Officer's death. Each employment agreement also prohibits the Executive Officer from directly or indirectly competing with the Company for one year after termination for any reason except a termination without Cause. If a Change of Control (as defined in the employment agreement) occurs, the employment agreement provides for the continued employment of the Executive Officer for a period of two years following the Change of Control. In addition, following the Change of Control, if the Executive Officer's employment is terminated by the Company other than for Cause or by reason of the Executive Officer's death or disability, or by the Executive Officer for certain specified reasons (such as a reduction of compensation or a diminution of duties), the Executive Officer will receive a lump sum cash payment equal to 200% of the cash compensation received by the Executive Officer during the 12 calendar months prior to such termination.


     The Company is also party to a two-year employment agreement with Steven
F. Mills, the Company's Senior Vice President of Advanced Technology Development, expiring in October 1998. The term of Mr. Mills' employment agreement will automatically be extended for successive one-year terms unless the Company or Mr. Mills gives written notice of its or his, respectively, intent not to extend such agreement to the other party at least 60 days prior to the then scheduled expiration date. Mr. Mills' employment agreement currently provides for an annual salary set at $200,000 and contains confidentiality and non-competition provisions.


OPTION GRANTS IN LAST FISCAL YEAR


     The Company did not grant stock options during Fiscal 1997 to any of the Named Executive Officers.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     Under rules established by the Commission, the Company is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers (including the Named Executive Officers) during the past fiscal year. The report of the Company's Compensation Committee is set forth below.


  COMPENSATION PHILOSOPHY


     The three principal components of the Company's executive compensation are salary, bonus and stock options. These components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors and the Compensation Committee, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments, and (iv) aligning management compensation with the achievement of the Company's goals and performance.


     The Compensation Committee strongly endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. This alignment is amplified by the holdings by management of the Company's Common Stock and stock options. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable positions at similar companies. Annual salary adjustments and bonus and stock option awards are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, and the responsibilities assumed by the executive.


     During the current fiscal year, the Compensation Committee intends to review the Company's existing management compensation programs and plans (i) to meet with the chief executive officer to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) to consider and, as appropriate, approve modifications to such programs to ensure a proper fit with the philosophy of the Compensation Committee and the agreed-upon standards and goals. Accordingly, the Compensation Committee has not yet considered or approved the individual or corporate performance goals or standards for the present fiscal year with respect to the Company's management incentive programs.


  CHIEF EXECUTIVE OFFICER COMPENSATION


     The principal factors considered by the Board of Directors in determining Fiscal 1997 salary and bonus for Stephen R. Cohen, the Chairman of the Board and Chief Executive Officer of the Company, included an analysis of the compensation of chief executive officers of public companies within the Company's industry, the Company's financial position, the length of Mr. Cohen's service, the Company's Fiscal 1997 performance and development, including the facts that many new products had been developed and that many strategic alliances had been entered into, expectations for the fiscal year ending December 31, 1998 and other performance measures. There was no specific relationship or formula, however, by which such compensation was tied to Company performance.


  OTHER EXECUTIVE OFFICERS' COMPENSATION


     Fiscal 1997 base salary and bonus for the Company's other executive officers was determined by the Compensation Committee. This determination was made after a review and consideration of a number of factors, including each executive's level of responsibility and commitment, past and present contribution to the Company's growth, the Company's performance and development during Fiscal 1997, compensation levels at competitive publicly held companies and other performance measures. Although Company performance was one of the factors considered, the approval of the Compensation Committee was based upon an overall review of the relevant factors, and there was no specific relationship or formula by which compensation was tied to Company performance.


  STOCK OPTIONS


     The Company maintains the 1995 Plan which is designed to attract and retain executive officers, directors and other employees of the Company and to reward them for delivering long-term value to the Company. The Compensation Committee did not grant any options to Named Executive Officers during Fiscal 1997.


     /s/ Michael B. Goldberg

     /s/ A. Jeffry Robinson

                               PERFORMANCE GRAPH


     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total stockholder return on The S&P 500 Index and the Nasdaq Stock Market-Computer and Data Processing commencing on May 29, 1997 (the first day the Common Stock began trading on the Nasdaq National Market) and ending December 31, 1997.



              COMPARISON OF SEVEN MONTH CUMULATIVE TOTAL RETURN*
               AMONG NETSPEAK CORPORATION, THE S&P 500 INDEX AND
                  THE NASDAQ COMPUTER & DATA PROCESSING INDEX


[GRAPHIC OMITTED]



                                                        MAY 29, 1997     DECEMBER 31, 1997
                                                       --------------   ------------------
NetSpeak ...........................................        $100               $275
S&P 500 ............................................        $100               $123
Nasdaq Computer and Data Processing Index ..........        $100               $117

----------------
* Assumes that $100 was invested on May 29, 1997 in the Company's Common Stock in the Nasdaq Stock Market Computer and Data Processing Index or The S&P 500 Index, and that all dividends are reinvested.

                             CERTAIN TRANSACTIONS


TRANSACTION WITH ACT


     In May 1997, the Company entered into a Technology Development and License Agreement with ACT pursuant to which the Company is adapting certain of its software modules to execute on ACT's hardware products and granted ACT a license to distribute a variety of the Company's products to ACT customers. ACT and the Company are also seeking to integrate their respective technologies into a bundled solution to be distributed and marketed by both of them. The Company granted ACT the right to designate one member of the Company's Board of Directors for a period of two years through June 1999. ACT also purchased 228,571 shares of Common Stock in the Company's initial public offering in June 1997 and in March 1998 sold all such shares of Common Stock in open market transactions.


TRANSACTION WITH BAY NETWORKS, INC.


     In January 1998, the Company signed an OEM and Joint Development Agreement with Bay Networks, Inc. ("Bay") to provide voice and fax-over-IP solutions to Bay and its customers. In conjunction with the aforementioned agreement, the Company and Bay entered into a stock purchase agreement ("Purchase Agreement") pursuant to which Bay purchased 1,334,171 shares of the Company's Common Stock from the Company at $28.15 per share or approximately $37.6 million. Pursuant to the Purchase Agreement, if the Company issues additional shares of Common Stock, Bay will have the right, in certain circumstances, to purchase additional shares of the Company's Common Stock so as to maintain its percentage ownership in the Company (up to approximately 9% on a fully diluted basis). Bay is also entitled to information and observer rights with respect to meetings of the Company's Board of Directors and executive committee, if any, and was also accorded registration rights under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock purchased.


TRANSACTIONS WITH MOTOROLA


     In August 1996, the Company established a strategic alliance with Motorola, as part of which Motorola made a minority investment in the Company. In connection with the investment by Motorola, the Company granted to Motorola a right of first negotiation on licenses of the Company's technology as it applies to the cellular, cable and wireless communications industries. The Company also granted Motorola the right to designate one member of the Company's Board of Directors and issued to Motorola a warrant to purchase 452,855 shares of the Common Stock at a price of $5.50 per share. The aforementioned warrant was exercised contemporaneously with the Company's initial public offering in June 1997.


     In March 1998, the Company and Motorola agreed to expand their strategic alliance and entered into a Joint Development and License Agreement (the "License Agreement"). In order to increase its equity interest in the Company, in March 1998, Motorola commenced a public tender offer (the "Offer") to purchase up to 3,000,000 shares of Common Stock, at a purchase price of $30.00 per share, net to the seller in cash, and agreed to purchase from John W. Staten and Steven F. Mills, 25,000 and 10,000 shares of Common Stock, respectively. On April 22, 1998 the Offer was consummated resulting in the purchase by Motorola of 2,686,470 shares of Common Stock from shareholders of the Company, including 1,400,000, 500,000, 330,000, 200,000 and 100,000 shares of Common Stock from Stephen R. Cohen, Robert Kennedy, Shane D. Mattaway, Harvey Kaufman and A. Jeffry Robinson, respectively. On April 27, 1998, Motorola consummated the purchase of 25,000 and 10,000 shares of Common Stock from John W. Staten and Steven F. Mills, respectively.


     Concurrently with the Offer, the Company, Motorola and the Management Shareholders entered into the Voting Agreement, and the Company and Motorola entered into a Standstill and Participation Rights Agreement (the "Standstill and Participation Agreement") and an Amended and Restated NetSpeak Corporation Investor's Rights Agreement (the "Investor's Rights Agreement"). The following summarizes the terms of the License Agreement, the Voting Agreement, the Standstill and Participation Agreement and the Investor's Rights Agreement.



  THE LICENSE AGREEMENT


     Pursuant to the License Agreement, the Company granted to Motorola a non-transferable, perpetual, exclusive, royalty-bearing world-wide right and license under the Company's intellectual property (i) to modify NetSpeak Products (defined below) to create RF Products (defined below) and to use and license in object code form, the RF Products, (ii) to manufacture RF Products and use, sell or otherwise distribute RF Products, and (iii) to use the source code of the NetSpeak Communication Protocol Module including future upgrades to create RF Products to copy, perform, use, display, license and distribute in object code form, such RF Products. The Company also granted Motorola non-exclusive licenses with respect to NetSpeak Products.


     The Company retains the right to directly license or otherwise deal with a third party for joint development, development of derivative works, or the integration of the Company's generally available products so long as the actual or intended use of the results of such effort does not include RF wireless links to end-users or RF coax links to end-users.


     Subject to the terms and conditions of the License Agreement, Motorola agreed to pay royalties (determined within 30 days of the execution of the License Agreement), to the Company on fair, reasonable, most-favored customer and competitive rates and terms for similar quantities and under similar conditions. Under the License Agreement, Motorola will be obligated to pay the Company a minimum amount of, subject to the Company complying with a minimum revenue test as set forth in the License Agreement, $2,500,000 for NetSpeak Products sold during the period from March 18, 1998 until Product Acceptance (defined below), $2,500,000 during the first anniversary following Product Acceptance, $10,000,000 during the second year anniversary following Product Acceptance and $15,000,000 during the third year following the Product Acceptance.


     For purposes of the License Agreement the terms: EXCLUSIVE shall mean to the exclusion of all other parties including the Company; NETSPEAK HARDWARE shall mean the NetSpeak Stargate Product and any other hardware of the Company and future hardware products (including any updates and upgrades) created by the Company, and any technical know how therefor; NETSPEAK PRODUCTS shall mean the NetSpeak Software, NetSpeak Hardware and future products; NETSPEAK SOFTWARE shall mean any and all the Company's real-time communication software, Stargate Product software, other Company's computer program products and future software products (including any update and upgrades) created by NetSpeak, including source code, and any technical know how therefor; PRODUCT ACCEPTANCE shall mean the date of acceptance by Motorola of the Stargate product conforming to jointly agreed upon product requirements; RF means the electromagnetic spectrum between and including 10 kilohertz to 1 terahertz; RF PRODUCTS shall mean RF Wireless Products and RF Wireline Products which constitute a Derivative Work, alteration or modification of the NetSpeak Products; RF WIRELESS PRODUCT(S) shall mean any software, firmware, hardware, or combination thereof for use in RF wireless networks (including, without limitation, cellular/PCS, trunked two-way conventional two-way, iDEN two-way, paging, satellite and future wireless networks) and an infrastructure equipment and subscriber/ client devices associated with any of the foregoing; and RF WIRELINE PRODUCT(S) shall mean any software, firmware, or hardware, or combination thereof, for use with a RF wireline infrastructure (including, without limitation, cable data networks) and all subscriber devices associated therewith (including, without limitation, cable data modems).


  THE VOTING AGREEMENT


     The Voting Agreement grants Motorola the right to designate two additional directors to the Company's Board of Directors. Motorola's rights under the Voting Agreement continue until Motorola owns less than 7% of the outstanding shares of Common Stock; provided, however, at any time Motorola owns less than 26% but more than or equal to 7% of the shares of Common Stock, Motorola has the right to designate two designees to the Company's Board of Directors. If the Company's increases the size of its Board of Directors to more than ten directors, Motorola has the right to designate a proportionate number of designees in accordance with the foregoing formula.


     Pursuant to the Voting Agreement, the Management Shareholders agreed for a period of three years following the consummation of the Offer, to retain no less than 30% of their beneficial ownership of the shares of Common Stock owned by them, respectively, as of March 18, 1998. To the extent Motorola decreases the percentage of the shares of Common Stock, the percentages set forth in the preceding sentence will decrease proportionately. So long as the Voting Agreement is in effect each of the Company and the Management Shareholders will vote for Motorola's designees to the Company's Board of Directors and Motorola will vote in favor of each of the Management Shareholders nominated by the Company to its Board of Directors.


  THE STANDSTILL AND PARTICIPATION AGREEMENT


     STANDSTILL. Pursuant to the Standstill and Participation Agreement, Motorola agreed for a period commencing on the Effective Date (as defined below) and ending on the earlier of the third anniversary of the Effective Date or the occurrence of a Purchase Designated Event (as defined below) not to acquire shares of Common Stock; solicit proxies or become a participant in a solicitation with respect to an election contest involving the Company's Board of Directors or solicit any shareholder proposal to effect a change of control of the Company; join or form any group for the purpose of acquiring Common Stock; or make any public proposals to the Company regarding any Acquisition Transaction (as defined below) relating to the Company with Motorola. The preceding provisions shall not be effective upon the occurrence of a Purchase Designated Event.


     AGREEMENT NOT TO SELL VOTING SECURITIES. Except pursuant to the consent of the Company's Board of Directors, Motorola agreed for a period commencing on the Effective Date and ending on the earlier of the 18th month anniversary thereof or the occurrence of a Sale Designated Event (as defined below) not to sell any voting securities of the Company. Further, except pursuant to the consent of the Company's Board of Directors and if a Sale Designated Event has not occurred prior to the date which is 18 months following the Effective Date, then for the period commencing on the date which is the 18th month anniversary of the Effective Date and until the three year anniversary of the Effective Date, Motorola shall not offer, sell, or transfer any voting securities of the Company except (a) to an affiliate or subsidiary of Motorola (b) pursuant to a bona fide public offering, registered under the Securities Act, of voting securities of the Company, (c) pursuant to Rule 144 under the Securities Act,
(d) to a party or parties which are approved by the Company, or (e) without restriction at any time in which Motorola beneficially owns less than 10% of the voting securities of the Company. The preceding provisions shall not be effective upon the occurrence of a Sale Designated Event.


     PARTICIPATION RIGHTS. Subject to the terms and conditions of the Standstill and Participation Agreement, the Company granted to Motorola a right of participation with respect to future sales by the Company of its shares of Common Stock.


     Under the Standstill and Participation Agreement the term Sale Designated Event means any of the following: (i) the Company reaches agreement with a third party concerning an Acquisition Transaction with respect to the Company;
(ii) the Company reaches agreement with Motorola concerning an Acquisition Transaction with respect to the Company; (iii) a material default by the Company under the License Agreement shall have occurred and shall not have been cured as provided in the License Agreement; (iv) any of the Company's officers shall, at any time while employed by the Company or engaged by the Company in a consulting or similar capacity, fail to beneficially own that percentage of voting securities of the Company which exceeds 30% of the percentage of voting securities of the Company beneficially owned by such individual as of March 18, 1998, it being understood that such 30% requirement shall decrease by one percentage point for each percentage point decrease, if any, in the percentage of outstanding voting securities of the Company beneficially owned by Motorola;
(v) either Stephen R. Cohen or Robert Kennedy shall cease to be employed by the

Company in their current positions or in positions of greater authority (other than due to death or permanent disability); (vi) Stephen R. Cohen and Robert Kennedy shall each cease to be employed by the Company due to their death or permanent disability; (vii) the number of members of the Board of Directors of the Company designated by Motorola is less than 20% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 7% of the then outstanding voting securities of the Company and is less than 26% of the then outstanding voting securities of the Company (it being understood that this clause shall not take effect until the 10th day following the Effective Date); (viii) the number of members of the Board of Directors of the Company designated by Motorola is less than 30% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 26% of the then outstanding voting securities of the Company; or (ix) a plan of liquidation or dissolution is adopted or a receiver or trustee in bankruptcy is appointed with respect to the Company. The term Acquisition Transaction shall mean any transaction not contemplated by the Standstill and Participation Agreement involving: (i) any sale or other disposition of all or substantially all of the assets of such party in any one transaction or in a series of related transactions; or (ii) any merger, consolidation or similar transaction or series of related transactions which results in the shareholders of such party immediately before such transaction holding less than 50% of the outstanding voting securities of such party immediately after such transaction. The term Purchase Designated Event means any of the following: (i) the Company reaches agreement with a third party concerning an Acquisition Transaction with respect to the Company; (ii) a tender or exchange offer is commenced by Motorola for 100% of the outstanding voting securities of the Company not then owned by Motorola; (iii) the Company reaches agreement with Motorola concerning an Acquisition Transaction with respect to the Company; (iv) acquisitions by Motorola of voting securities of the Company to the extent that any third party has beneficial ownership of voting securities of the Company which exceeds the beneficial ownership of voting securities of the Company then held by Motorola, provided that following such acquisitions, the amount of voting securities of the Company beneficially owned by Motorola shall not exceed the amount beneficially owned by the third party; (v) acquisitions by Motorola pursuant to the Tender Agreement and the purchases from Messrs. Staten and Mills; (vi) the purchase by Motorola of that number of shares of voting securities, if any, of the Company equal to the difference of the maximum number of voting securities pursuant to the Offer which are offered to be purchased by Motorola minus the number of shares of voting securities of the Company purchased under the Offer; (vii) a material default by the Company under the License Agreement shall have occurred and shall not have been cured as provided in the License Agreement; (viii) any of the Company's officers shall, at any time while employed by the Company or engaged by the Company in a consulting or similar capacity, fail to beneficially own that percentage of voting securities of the Company which exceeds 30% of the percentage of voting securities of the Company beneficially owned by such individual as of March 18, 1998, it being understood that such 30% requirement shall decrease by one percentage point for each percentage point decrease, if any, in the percentage of outstanding voting securities of the Company beneficially owned by Motorola; (ix) either Stephen R. Cohen or Robert Kennedy shall cease to be employed by the Company in their current positions or in positions of greater authority; (x) Stephen R. Cohen and Robert Kennedy shall each cease to be employed by the Company due to their death or permanent disability; (xi) the number of members of the Board of Directors of the Company designated by Motorola is less than 20% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 7% of the then outstanding voting securities of the Company and is less than 26% of the then outstanding voting securities of the Company;
(xii) the number of members of the Board of Directors of the Company designated by Motorola is less than 30% of the aggregate number of members of the Board of Directors of the Company then serving at any time during which Motorola's beneficial ownership of voting securities of the Company exceeds 26% of the then outstanding voting securities of the Company; or (xiii) a plan of liquidation or dissolution is adopted or a receiver or trustee in bankruptcy is appointed with respect to the Company. The term Effective Date shall mean the date upon which Motorola shall have consummated the Offer and shall own an amount equal to or in excess of 19.9% of the voting securities the Company.

  THE INVESTOR'S RIGHTS AGREEMENT


     DEMAND REGISTRATION. The Investor's Rights Agreement provides that, subject to certain restrictions, at any time the Company receives a written request from Motorola, the Company will use its best efforts to effect the registration under the Securities Act, as soon as practicable, and in any event within 75 days of the receipt of such request under the Securities Act of all Registrable Securities (as defined in the Investor's Rights Agreement) which Motorola requests to be registered, subject to the limitations of the Investor's Rights Agreement and the Investors' Rights Agreement between the Company and Creative Technology Ltd. dated June 20, 1996 (the "Creative Agreement"). Motorola may make up to five such requests for registration.


     COMPANY REGISTRATION. If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than Motorola or its assigns) any of its shares or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration in which the only shares of Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give Motorola written notice of such registration. Upon the written request of Motorola given within 20 business days after mailing of such notice by the Company in accordance with the Investor's Rights Agreement, the Company shall, subject to the provisions of the Investor's Rights Agreement and the Creative Agreement, cause to be registered under the Securities Act all of the Registrable Securities that Motorola has requested to be registered. If the underwriter determines in its sole discretion that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder to the total amount of securities entitled to be included therein by all selling shareholders or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of Motorola included in the offering be reduced below 30% of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in the Investor's Rights Agreement be excluded from such offering.


     FORM S-3 REGISTRATION. If the Company receives from Motorola a written request that the Company effect a registration on Form S-3 of the Securities Act ("Form S-3") the Company will as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of Motorola's Registrable Securities as are specified in such request, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, (1) if Form S-3 is not available for such offering by Motorola; (2) if the Company shall furnish to Motorola a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (3) if the Company has already effected five registrations in the aggregate for Motorola; (4) if Commission rules and regulations require the Company to conduct a special audit (not including an audit covering the end of the Company's fiscal year) in order to effect such registration (unless resulting from a Company delay under clause
(2) above); or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     The rights of Motorola to cause the Company to register Registrable Securities may not be assigned by Motorola except to an affiliate of Motorola or to a transferee or assigned of such securities who, after such assignment or transfer, holds at least 15% of the shares of Registrable Securities held by Motorola prior to such transfer or assignment, subject to certain provisions in the Investor's Rights Agreement.


OTHER TRANSACTIONS WITH AFFILIATES


     A. Jeffry Robinson is a partner of the law firm of Broad and Cassel, which serves as counsel to the Company. The Company has paid legal fees to Broad and Cassel for services rendered.


     The Company has adopted a policy that any transactions between the Company and its executive officers, directors, principal shareholders or their affiliates take place on an arms-length basis and require the approval of a majority of the independent directors of the Company.


                   PROPOSAL TO AMEND 1995 STOCK OPTION PLAN


     The Board of Directors of the Company has amended, subject to shareholder approval, the 1995 Plan to increase the number of shares of Common Stock authorized for issuance under the 1995 Plan by 2,800,000 shares from a total of 2,700,000 shares to 5,500,000 shares of Common Stock.


1995 PLAN DESCRIPTION


     The statements in this Proxy Statement concerning the terms and provisions of the 1995 Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the 1995 Plan, which is attached hereto as Exhibit A.


     The purpose of the 1995 Plan is to advance the interests of the Company by providing an additional incentive to attract and retain qualified and competent persons as employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.


     The 1995 Plan was effective as of December 8, 1995, and, unless sooner terminated by the Board of Directors of the Company in accordance with the terms thereof, shall terminate on December 8, 2005. Certain employees, who are selected by the stock option committee, or if there is no stock option committee by the Board of Directors, may participate in the 1995 Plan; however, no incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code" or "Internal Revenue Code") shall be granted to a consultant who is not also an employee of the Company.


     The 1995 Plan provides for the issuance of incentive stock options ("Incentive Stock Options") and nonqualified stock options ("Nonqualified Stock Options"). An Incentive Stock Option is an option to purchase Common Stock that meets the definition of "incentive stock option" set forth in Section 422 of the Code. A Nonqualified Stock Option is an option to purchase Common Stock that meets certain requirements in the Plans but does not meet the definition of an "incentive stock option" set forth in Section 422 of the Code. Nonqualified Stock Options and Incentive Stock Options are sometimes referred to herein as "Options."


     The number of shares of Common Stock that may be issued pursuant to Options granted under the 1995 Plan is presently 2,700,000, and if this proposal is approved by the shareholders, will be increased to 5,500,000. If any Option granted pursuant to the 1995 Plan terminates, expires, or is canceled or surrendered, in whole or in part, shares subject to the unexercised portion may again be issued pursuant to the exercise of Options granted under the 1995 Plan. The shares acquired upon exercise of Options granted under the 1995 Plan will be authorized and unissued shares of Common Stock. The Company's shareholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the 1995 Plan.

     The 1995 Plan is administered by a stock option committee of two or more directors (the "Committee") or, if a Committee is not designated by the Board of Directors, by the Board of Directors as a whole. The Committee has the right to determine, among other things, the persons to whom Options are granted, the number of shares of Common Stock subject to Options, the exercise price of Options and the term thereof.


     All employees of the Company, including officers and directors and consultants to the Company, are eligible to receive grants of Options under the 1995 Plan; however, no Incentive Stock Option may be granted to a consultant who is not also an employee of the Company or any of its subsidiaries. Upon receiving grants of Options, each holder of the Options (the "Optionee") shall enter into an option agreement with the Company which contains the terms and conditions deemed necessary by the Committee.


TERMS AND CONDITIONS OF OPTIONS


     OPTION PRICE. For any Option granted under the 1995 Plan, the option price per share of Common Stock may be any price not less than par value per share as determined by the Committee; however, the option price per share of any Incentive Stock Option may not be less than the Fair Market Value (defined below) of the Common Stock on the date such Incentive Stock Option is granted. On April 30, 1998, the closing price of the Company's Common Stock as reported by the NASDAQ National Market was $24.313 per share.


     Under the 1995 Plan, the "Fair Market Value" is the closing price of shares on the business day immediately preceding the date of grant; however, if the shares are not publicly traded, then the Fair Market Value will be as the Committee shall in its sole and absolute discretion determine in a fair and uniform manner. The closing price of the share on any business day under the 1995 Plan is (i) if the shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of shares on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the shares are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of shares on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the shares on at least five of the ten preceding days.

     EXERCISE OF OPTIONS. Each Option is exercisable in such amounts, at such intervals and upon such terms as the Committee may determine; however, Incentive Stock Options must vest in three annual installments commencing one year from the date of grant. In no event may an Option be exercisable after ten years from the date of grant. Unless otherwise provided in an Option, each outstanding Option may, in the sole discretion of the Committee, become immediately fully exercisable (i) if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction; (ii) if the shareholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless such plan is subsequently abandoned); or (iii) if the shareholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned). The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares subject to any Option or previously acquired by the exercise of any Option. Options granted to the officers and directors under the 1995 Plan may not be exercised unless otherwise expressly provided in any Option, until six months following the date of grant and if and only if the Optionee is in the employ of the Company on such date.

     Unless further limited by the Committee in any Option, shares of Common Stock purchased upon the exercise of Options must be paid for in cash, by certified or official bank check, by money order, with already owned shares of Common Stock, or a combination of the above. The Committee, in its sole discretion, may accept a personal check in full or partial payment. If paid in whole or in part with shares of already owned Common Stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. Proceeds from the sale of Common Stock pursuant to the exercise of Options will be added to the general funds of the Company to be used for general corporate purposes. Under the 1995 Plan, the Company may also lend money to an Optionee to exercise all or a portion of an Option granted under the 1995 Plan. If the exercise price is paid in whole or in part with Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of shares purchased by Optionee upon exercise of such Option, (iii) bears interest at a rate of interest no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require.


     NONTRANSFERABILITY. Options granted under the 1995 Plan are not transferable by an Optionee other than by will or the laws of descent and distribution, and Options are exercisable during an Optionee's lifetime only by the Optionee.


     TERMINATION OF OPTIONS. The expiration date of an Option is determined by the Committee at the time of the grant and is set forth in the applicable stock option agreement. In no event may an Option be exercisable after ten years from the date it is granted.


     The 1995 Plan provides that if an Optionee's employment is terminated for any reason other than for cause, an improper termination, mental or physical disability or death, then the unexercised portion of the Optionee's Options shall terminate three months after such termination. If an Optionee's employment is terminated for cause or if there is an improper termination of Optionee's employment, the unexercised portion of the Optionee's Options shall terminate immediately upon such termination. If an Optionee's employment is terminated by reason of the Optionee's mental or physical disability, the unexercised portion of the Optionee's Options shall terminate 12 months after such termination. If an Optionee's employment is terminated by reason of the Optionee's death, the unexercised portion of the Optionee's Options shall terminate 12 months after the Optionee's death.


     The Committee in its sole discretion may by giving written notice cancel, effective upon the date of the consummation of certain corporate transactions that would result in an Option becoming fully exercisable, cancel any Option that remains unexercised on such date. Such notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.


OUTSTANDING OPTIONS


     As of the Record Date, Options to purchase a total of 2,676,534 shares of Common Stock had been granted pursuant to the 1995 Plan, 625,439 of which have been exercised and 2,051,095 of which are outstanding (of which 1,330,836 Options are exercisable). Outstanding Options, which are held by approximately 122 persons, are exercisable at prices ranging from $1.00 per share to $31.81 per share and are exercisable through various expiration dates from January 24, 2003, to April 13, 2008.


FEDERAL INCOME TAX EFFECTS


     The 1995 Plan is not qualified under the provisions of Section 401(a) of the Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.


     INCENTIVE STOCK OPTIONS. Incentive Stock Options are "incentive stock options" as defined in Section 422 of the Internal Revenue Code. Under the Code, an Optionee generally is not subject to ordinary income tax upon the grant or exercise of an Incentive Stock Option. However, an employee who exercises an Incentive Stock Option by delivering shares of Common Stock previously acquired pursuant to the exercise of an Incentive Stock Option is treated as making a Disqualifying Disposition (defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an Incentive Stock Option (i.e., the exercise of the Incentive Stock Option for one share and the use of that share to make successive exercise of the Incentive Stock Option until it is completely exercised) without the imposition of current income tax.


     The amount by which the fair market value of the shares acquired at the time of exercise of an Incentive Stock Option exceeds the purchase price of the shares under such Option will be treated as an item of adjustment included in the Optionee's alternative minimum taxable income for purposes of the alternative minimum tax. If, however, there is a Disqualifying Disposition in the year in which the Option is exercised, the maximum amount of the item of adjustment for such year is the gain on the disposition of the shares. If there is Disqualifying Disposition in a year other than the year of exercise, the dispositions will not result in an item of adjustment for such other year.


     If, subsequent to the exercise of an Incentive Stock Option (whether paid for in cash or in shares), the Optionee holds the shares received upon exercise for a period that exceeds (a) two years from the date such Incentive Stock Option was granted or, if later, (b) one year from the date of exercise (the "Required Holding Period"), the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss. If the holder is subject to the alternative minimum tax in the year of disposition, such holder's tax basis in his or her shares will be increased for purposes of determining his alternative minimum tax for such year, by the amount of the item of adjustment recognized with respect to such shares in the year the Option was exercised.


     In general, if, after exercising an Incentive Stock Option, an employee disposes of the shares so acquired before the end of the Required Holding Period (a "Disqualifying Disposition"), such Optionee would be deemed in receipt of ordinary income in the year of the Disqualifying Disposition, in an amount equal to the excess of the fair market value of the shares at the date the Incentive Stock Option was exercised over the exercise price. If the Disqualifying Disposition is a sale or exchange which would permit a loss to be recognized under the Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the Optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.


     An income tax deduction is not allowed to the Company with respect to the grant or exercise of an Incentive Stock Option or the disposition, after the Required Holding Period, of shares acquired upon exercise. In the event of a Disqualifying Disposition, a Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.


     NONQUALIFIED STOCK OPTIONS. An Optionee granted a Nonqualified Stock Option under the 1995 Plan will generally recognize, at the date of exercise of such Nonqualified Stock Option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of Common Stock subject to the Nonqualified Stock Option. This taxable ordinary income will be subject to Federal income tax withholding. A Federal income tax deduction will be allowed to the Company in an amount equal to the ordinary income to be recognized by the Optionee, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable, and the Company satisfies its withholding obligation with respect to such income.


     If an Optionee exercises a Nonqualified Stock Option by delivering other shares, the Optionee will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the Optionee's tax basis. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonqualified Stock Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the Optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his tax basis in the shares surrendered and his holding period for such number of shares received will include his holding period for the shares surrendered. The Optionee's tax basis and holding period for the additional shares received on exercise of a Nonqualified Stock Option paid for, in whole or in part, with shares will be the same as if the Optionee had exercised the Nonqualified Stock Option solely for cash.


     The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to the Optionees or to the Company, or to describe tax consequences based on particular circumstances. It is based on Federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.



                  PROPOSAL TO ADOPT THE NETSPEAK CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN


     The Board of Directors has approved and is proposing for shareholder approval the NetSpeak Corporation Employee Stock Purchase Plan (the "Employee Purchase Plan"). The purpose of the Employee Purchase Plan is to enable eligible employees of the Company or any of its subsidiaries, through payroll deductions, to purchase shares of the Company's Common Stock and thus to encourage shares ownership by employees of the Company and to encourage the continued employment of employees of the Company. The statements in this Proxy Statement concerning the terms and provisions of the Employee Purchase Plan are summaries only and do not purport to be complete. All such statements are qualified in their entirety by reference to the full text of the Employee Purchase Plan, which is attached hereto as Exhibit B.


EMPLOYEE PURCHASE PLAN DESCRIPTION


     Under the Employee Purchase Plan, 400,000 shares of Common Stock are available for purchase by eligible employees of the Company or any of its subsidiaries. The Employee Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the Company to purchase shares of Common Stock of the Company. In the event there is any increase or decrease in the shares of Common Stock without receipt of consideration by the Company (for instance, by a recapitalization or shares split), there may be a proportionate adjustment to the number and kinds of shares of Common Stock that may be purchased under the Employee Purchase Plan.


     Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. Offering Periods will be 24 months or such other period as is set by the Company. Offering Periods are the periods during which shares of Common Stock are purchased. Within an Offering Period there will be four or more Purchase Periods. Generally, Purchase Periods will be six months. Payroll deductions and other payments will be accumulated during a Purchase Period and purchases of shares will occur at the end of each Purchase Period (from the amounts accumulated during that Purchase Period).


     The purchase price for each share (the "Purchase Price") will be set by the Company's Board of Directors, or by the Compensation Committee; provided that in no event shall the Purchase Price be less than the lesser of 85% of the fair market value of the Common Stock (i) on the first trading day of such Purchase Period or (ii) on the last day of the applicable Purchase Period, whichever is lower.

     The Employee Purchase Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Employee Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Purchase Plan, all of which determinations will be final and binding.


     Any employee of the Company or subsidiary may participate in the Employee Purchase Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or subsidiary for less than three months as of the beginning of the Offering Period; (b) an employee whose customary employment is for less than nine months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Employee Purchase Plan, would own shares (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of shares of the Company. An employee must be employed on the last day of the Purchase Period in order to acquire shares for that Purchase Period under the Employee Purchase Plan unless the employee has retired, died, become disabled, been laid off or is on an approved leave of absence.


     An eligible employee may become a participant in the Employee Purchase Plan by completing an election to participate in the Employee Purchase Plan authorizing the Company to have deductions made from pay on each pay day following enrollment in the Employee Purchase Plan. The deductions or contributions will be credited to the employee's account under the Employee Purchase Plan. An employee may not change his or her percentage of payroll deduction or contribution for any Purchase Period during an Offering Period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Purchase Plan (as described below). A participating employee may terminate payroll deductions or contributions at any time.


     No employee may purchase Common Stock in any calendar year under the Employee Purchase Plan and all other "employee shares purchase plans" of the Company and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Purchase Period.


     On the last trading day of each Purchase Period within an Offering Period, a participating employee will be credited with the number of whole shares of Common Stock purchased under the Employee Purchase Plan for such period. The shares of Common Stock purchased under the Employee Purchase Plan will be held in the custody of an agent designated by the Company (the "Agent"). The Agent may hold the shares of Common Stock purchased under the Employee Purchase Plan in shares certificates in nominee names and may commingle shares held in its custody in a single account or shares certificate, without identification as to individual employees. An employee may, however, instruct the Agent to have all or part of such shares reissued in the employee's own name and have the shares certificate delivered to the employee.


     A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Purchase Plan will be terminated, if: (a) the employee elects to terminate participation by delivering a written notice to that effect to the Company; (b) the employee ceases to be employed by the Company or a participating affiliate except on account of death, disability, retirement, lay-off or authorized leave of absence; (c) the Board of Directors elects to terminate the Employee Purchase Plan; or (d) the employee ceases to be eligible to participate in the Employee Purchase Plan. If a participating employee terminates employment on account of death, disability, retirement, lay-off or authorized leave of absence, the participating employee will have the following alternatives: (a) refund of all monies in his or her account or (b) purchase of shares of Common Stock on the last day of the Purchase Period during which termination occurs with the amounts then accumulated in his or her account.


     No participating employee may assign his or her rights to purchase shares of Common Stock under the Employee Purchase Plan, whether voluntarily, by operation of law or otherwise.

     The Board of Directors may, at any time, amend the Employee Purchase Plan in any respect; provided, however, that without approval of the Company's shareholders no amendment shall be made (a) increasing the number of shares of Common Stock that may be made available for purchase under the Employee Purchase Plan, or (b) changing the eligibility requirements for participating in the Employee Purchase Plan.


     The Board of Directors may terminate the Employee Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) ten years after adoption of the Employee Purchase Plan by the Board of Directors and (ii) such time as all shares of Common Stock that may be made available for purchase under the Employee Purchase Plan have been issued.


FEDERAL INCOME TAX EFFECTS


     If a participant acquires shares of Common Stock under the Employee Purchase Plan, no income will result to such participant, and the Company will be allowed no deduction as a result of such purchase, if certain conditions are met. The principal condition which must be satisfied is that the participant does not dispose of the shares of Common Stock within two years after the first day of the applicable Offering Period or one year after purchase of the shares of Common Stock. If the employee disposes of the shares of Common Stock acquired pursuant to the Employee Purchase Plan after the statutory holding period has expired, gain on the sale is capital gain except to the extent of ordinary (compensation) income determined as described below. If the employee disposes of the shares of Common Stock before the expiration of the statutory holding period, the employee must recognize as ordinary (compensation) income the difference between the shares's fair market value and the purchase price.


     An employee disposing of shares after expiration of the statutory holding period (or who dies) must include in ordinary (compensation) income at the time of sale or other taxable disposition of the shares acquired under the Employee Purchase Plan, or upon the employee's death while still holding the shares, the lesser of: (1) the Purchase Price discount from the fair market value of the shares at the beginning of the Offering Period; or (2) the amount, if any, by which the shares's fair market value at the time of such disposition or death exceeds the purchase price paid.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION


     The Board of Directors of the Company has approved and recommends that the shareholders of the Company approve an amendment to the Company's Articles of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 25,000,000 to 75,000,000. Such amendment will be accomplished by amending the Company's Articles of Incorporation.


     The Company's shareholders do not have preemptive rights to subscribe for or purchase any of the additional shares of Common Stock to be authorized. Additional shares of Common Stock could be used for any proper corporate purpose, including acquisitions, raising of additional equity capital, stock dividends or upon the exercise of stock options. The future issuance of additional shares of Common Stock on other than a pro rata basis may dilute the ownership of the current shareholders, as well as their proportionate voting rights.


     If the proposed amendment to the Company's Articles of Incorporation is adopted, no further approval of the shareholders would be required for the issuance of shares of Common Stock as authorized by the amendment and, absent any legal or Nasdaq National Market requirements, it is not contemplated that further approval of the holders of Common Stock would be sought for issuance of any shares authorized by the amendment. The Company has no present plans to issue any shares of Common Stock which would be authorized hereby.


     The approval of the proposed amendment could make it more difficult to acquire control of the Company and thereby discourage attempts to do so, even though the Company's shareholders may deem such an acquisition desirable. Issuance of shares of Common Stock could dilute the ownership interest and voting power of the Company's shareholders who may seek control of the Company. Shares of Common Stock could be issued in a private placement to one or more organizations sympathetic to the Company and opposed to any take-over bid, or under other circumstances that could make it more difficult and thereby discourage attempts to acquire control of the Company. To the extent that it impedes any such attempts, the amendment may serve to perpetuate the Company's management.


     Although the Company has from time to time considered the issuance of additional securities in connection with a strategic alliance or acquisition, the Company has no present plans, agreements or arrangements for the issuance of shares of Common Stock in excess of the number of such shares presently authorized in connection with any particular transaction. The Company does not anticipate soliciting the vote of its shareholders to authorize the issuance of shares of the Common Stock unless otherwise required under the Florida Business Corporation Act, the Company's Articles of Incorporation or its By Laws.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


      PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS


     The firm of Deloitte & Touche LLP, independent public accountants, has served as the Company's independent public accountants since 1995. The Board of Directors has directed that management submit the appointment of Deloitte & Touche LLP for ratification by the shareholders at the Annual Meeting as the Company's independent public accountants for the current fiscal year ending December 31, 1998. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


                                OTHER BUSINESS


     The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS


     Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1998 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices no later than January 18, 1999.


                                        By Order Of The Board of Directors



                                        HARVEY KAUFMAN,
                                        Secretary


Boca Raton, Florida
May 18, 1998

                                                                      EXHIBIT A
                        -------------------------------
                             NETSPEAK CORPORATION

                            1995 STOCK OPTION PLAN
                                  (AS AMENDED)
                        -------------------------------
     1. PURPOSE. The purpose of this Plan is to advance the interests of NETSPEAK CORPORATION, a Florida corporation (the "Company"), by providing an additional incentive to attract, retain and motivate highly qualified and competent persons who are key to the Company, including key employees, consultants, Officers and Directors, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, by authorizing the grant of options to purchase Common Stock of the Company to persons who are eligible to participate hereunder, thereby encouraging stock ownership in the Company by such persons, all upon and subject to the terms and conditions of this Plan.


     2. DEFINITIONS. As used herein, the following terms shall have the meanings indicated:


     (a) "Board" shall mean the Board of Directors of the Company.


       (b) "Cause" shall mean any of the following:


         (i) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to perform his or her duties as an employee of the Company;


         (ii) a determination by the Company that there has been a willful breach by the Optionee of any of the material terms or provisions of any employment agreement between such Optionee and the Company;


         (iii) any conduct by the Optionee that either results in his or her conviction of a felony under the laws of the United States of America or any state thereof, or of an equivalent crime under the laws of any other jurisdiction;


         (iv) a determination by the Company that the Optionee has committed an act or acts involving fraud, embezzlement, misappropriation, theft, breach of fiduciary duty or material dishonesty against the Company, its properties or personnel;


         (v) any act by the Optionee that the Company determines to be in willful or wanton disregard of the Company's best interests, or which results, or is intended to result, directly or indirectly, in improper gain or personal enrichment of the Optionee at the expense of the Company;


         (vi) a determination by the Company that there has been a willful, reckless or grossly negligent failure by the Optionee to comply with any rules, regulations, policies or procedures of the Company, or that the Optionee has engaged in any act, behavior or conduct demonstrating a deliberate and material violation or disregard of standards of behavior that the Company has a right to expect of its employees; or


         (vii) if the Optionee, while employed by the Company and for two years thereafter, violates a confidentiality and/or noncompete agreement with the Company, or fails to safeguard, divulges, communicates, uses to the detriment of the Company or for the benefit of any person or persons, or misuses in any way, any Confidential Information;


PROVIDED, HOWEVER, that, if the Optionee has entered into a written employment agreement with the Company which remains effective and which expressly provides for a termination of such Optionee's employment for "cause", the term "Cause" as used herein shall have the meaning as set forth in the Optionee's employment agreement in lieu of the definition of "Cause" set forth in this Section 2(b).


       (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.


       (d) "Committee" shall mean the stock option committee appointed by the Board or, if not appointed, the Board.


       (e) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.


       (f) "Confidential Information" shall mean any and all information pertaining to the Company's financial condition, clients, customers, prospects, sources of prospects, customer lists, trademarks, trade names, service marks, service names, "know-how," trade secrets, products, services, details of client or consulting contracts, management agreements, pricing policies, operational methods, site selection, results of operations, costs and methods of doing business, owners and ownership structure, marketing practices, marketing plans or strategies, product development techniques or plans, procurement and sales activities, promotion and pricing techniques, credit and financial data concerning customers and business acquisition plans, that is not generally available to the public.


       (g) "Director" shall mean a member of the Board.


       (h) "Employee" shall mean any person, including officers, directors, consultants and independent contractors employed by the Company or any parent or Subsidiary of the Company.


       (i) "Fair Market Value" of a Share on any date of reference shall be the Closing Price of a share of Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system, or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the 10 preceding days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (E.G., if the Company's Common Stock is not then publicly traded or quoted), then the "Fair Market Value" of a Share shall be the fair market value (I.E., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a share of the Common Stock on the business day immediately preceding such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.


       (j) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Code.


       (k) "Non-Statutory Stock Option" or "Nonqualified Stock Option" shall mean an Option which is not an Incentive Stock Option.


       (l) "Officer" shall mean the Company's chairman, president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase "policy-making function" does not include policy-making functions that are not significant. Unless specified otherwise in a resolution by the Board, an "executive officer" pursuant to Item 401(b) of Regulation S-K (17 C.F.R. \s. 229.401(b)) shall be only such person designated as an "Officer" pursuant to the foregoing provisions of this paragraph.


       (m) "Option" (when capitalized) shall mean any stock option granted under this Plan.


       (n) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.


       (o) "Plan" shall mean this 1995 Stock Option Plan of the Company, which Plan shall be effective on December 8, 1995, upon approval by the Board and shareholders of the Company.


       (p) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


       (q) "Share" or "Shares" shall mean a share or shares, as the case may be, of the Common Stock, as adjusted in accordance with Section 10 of this Plan.


       (r) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


     3. SHARES AND OPTIONS. Subject to adjustment in accordance with Section 10 hereof, the Company may grant to Optionees from time to time Options to purchase an aggregate of up to Five Million Five Hundred Thousand (5,500,000) Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled, forfeited or surrendered as to any Shares, the Shares relating to such lapsed Option shall be available for issuance pursuant to new Options subsequently granted under this Plan. Upon the grant of any Option hereunder, the authorized and unissued Shares to which such Option relates shall be reserved for issuance to permit exercise under this Plan. Subject to the provisions of Section 14 hereof, an Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.


     4. LIMITAITONS. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code
Section 422(b) are exercisable for the first time by any individual during any calendar year (under all stock option or similar plans of the Company and any Subsidiary), exceeds $100,000.


     5. CONDITIONS FOR GRANT OF OPTIONS.


       (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all regular Employees of the Company or its Subsidiaries, including Employee Directors and Officers who are regular or former regular employees of the Company, as well as consultants to the Company. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

       (b) In granting Options, the Committee shall take into consideration the contribution the person has made, or is expected to make, to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under this Plan prescribe such terms and conditions concerning such Options as it deems appropriate, including, without limitation,
(i) the exercise price or prices of the Option or any installments thereof,
(ii) prescribing the date or dates on which the Option becomes and/or remains exercisable, (iii) providing that the Option vests or becomes exercisable in installments over a period of time, and/or upon the attainment of certain stated standards, specifications or goals, (iv) relating an Option to the continued employment of the Optionee for a specified period of time, or (v) conditions or termination events with respect to the exercisability of any Option, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein; PROVIDED, HOWEVER, all Incentive Stock Options shall vest and become exercisable in three equal installments over a three year period following the date of grant, one-third one year from the date of grant, an additional one-third (or two-thirds cumulatively) two years from the date of grant and 100% after three years from the date of grant.


       (c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment (or related salary and benefits) by the Company or its Subsidiaries.


     6. EXERCISE PRICE. The exercise price per Share of any Option shall be any price determined by the Committee but shall not be less than the par value per Share; PROVIDED, HOWEVER, that in no event shall the exercise price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted. Re-granted Options, or Options which are canceled and then re-granted covering such canceled Options, will, for purposes of this Section 6, be deemed to have been granted on the date of the re-granting.


     7. EXERCISE OF OPTIONS.


       (a) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, (iii) the Optionee has agreed to be bound by the terms, provisions and conditions of any applicable shareholders' agreement, and (iv) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the exercise price of any Shares purchased pursuant to the exercise of such Option shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; PROVIDED, HOWEVER, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. The Company in its sole discretion may, on an individual basis or pursuant to a general program established by the Committee in connection with this Plan, lend money to an Optionee to exercise all or a portion of the Option granted hereunder. If the exercise price is paid in whole or part with the Optionee's promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of such Option, (iii) bear interest at a rate no less than the rate of interest payable by the Company to its principal lender, and (iv) contain such other terms as the Committee in its sole discretion shall require. No Optionee shall be deemed to be a holder of any shares subject to an Option unless and until a stock certificate or certificates for such shares are issued to the person(s) under the terms of this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof


       (b) No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof


     8. EXERCISABILITY OF OPTIONS. Any Option shall become exercisable in such amounts, at such intervals, upon such events or occurrences and upon such other terms and conditions as shall be provided in an individual Option agreement evidencing such Option, except as otherwise provided in Section 5(b) or this
Section 8.


       (a) The expiration date(s) of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.


       (b) Unless otherwise expressly provided in any Option as approved by the Committee, notwithstanding the exercise schedule set forth in any Option, each outstanding Option, may, in the sole discretion of the Committee, become fully exercisable upon the date of the occurrence of any Change of Control, but, unless otherwise expressly provided in any Option, no earlier than six months after the date of grant, and if and only if Optionee is in the employ of the Company on such date.


       (c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.


     9. TERMINATION OF OPTION PERIOD.


       (a) Unless otherwise expressly provided in any Option, the unexercised portion of any Option shall automatically and without notice immediately terminate and become forfeited, null and void at the time of the earliest to occur of the following:


         (i) three months after the date on which the Optionee's employment is terminated for any reason other than by reason of (A) Cause, (B) the termination of the Optionee's employment with the Company by such Optionee following less than ninety (90) days' prior written notice to the Company of such termination (an "Improper Termination"), (C) a mental or physical disability as determined by a medical doctor satisfactory to the Committee, or
(D) death;


         (ii) immediately upon (A) the termination by the Company of the Optionee's employment for Cause, or (B) an Improper Termination;


         (iii) one year after the date on which the Optionee's employment is terminated by reason of a mental or physical disability (within the meaning of Code Section 22(e)) as determined by a medical doctor satisfactory to the Committee; or


         (iv) the later of (A) twelve months after the date of termination of the Optionee's employment by reason of death of the employee, or (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof


       (b) The Committee in its sole discretion may by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in

Subsection 10(d) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.


       (c) Upon Optionee's termination of employment as described in this
Section 9, or otherwise, any Option (or portion thereof) not previously vested or not yet exercisable pursuant to Section 8 of this Plan or the vesting schedule set forth in such Option shall be immediately canceled.


     10. ADJUSTMENT OF SHARES.


       (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares (other than any such exchange or issuance of Shares through which Shares are issued to effect an acquisition of another business or entity or the Company's purchase of Shares to exercise a "call" purchase option), then and in such event:


         (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and


         (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.


         (iii) Such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.


       (b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of a corporate transaction described in Subsection 10(d) hereof, or otherwise.


       (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into or exchangeable for shares of its capital stock of any class, either in connection with a direct or unwritten sale or upon the exercise of rights or warrants to subscribe therefor or purchase such Shares, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.


       (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, reclassifications, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company or to which the Company is a party; (iii) any issuance by the Company of debt securities, or preferred or preference stock that would rank senior to or above the Shares subject to outstanding Options;
(iv) any purchase or issuance by the Company of Shares or other classes of common stock or common equity securities; (v) the dissolution or liquidation of the Company; (vi) any sale, transfer, encumbrance, pledge or assignment of all or any part of the assets or business of the Company; or (vii) any other corporate act or proceeding, whether of a similar character or otherwise.


       (e) The Optionee shall receive written notice within a reasonable time prior to the consummation of such action advising the Optionee of any of the foregoing. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option.


     11. TRANSFERABILITY OF OPTIONS. No Option granted hereunder shall be sold, pledged, assigned, hypothecated, disposed or otherwise transferred by the Optionee other than by will or the laws of descent and distribution, and no Option shall be exercisable during the Optionee's lifetime by any person other than the Optionee.


     12. ISSUANCE OF SHARES. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:


         (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and


         (ii) (A) an agreement and undertaking to comply with all of the terms, restrictions and provisions set forth in any then applicable shareholders' agreement relating to the Shares, including, without limitation, any restrictions on transferability, any rights of first refusal and any option of the Company to "call" or purchase such Shares under then applicable agreements, and


            (B) any restrictive legend or legends, to be embossed or imprinted on Share certificates, that are, in the discretion of the Committee, necessary or appropriate to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares.


     13.  ADMINISTRATION OF THIS PLAN.


       (a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.


       (b) Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion, to: (i) grant Options, (ii) determine the exercise price per Share at which Options may be exercised, (iii) determine the Optionees to whom, and time or times at which, Options shall be granted, (iv) determine the number of Shares to be represented by each Option, (v) determine the terms, conditions and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option, (vi) defer (with the consent of the Optionee) or accelerate the exercise date of any Option, and (vii) make all other determinations deemed necessary or advisable for the administration of this Plan, including repricing, canceling and regranting Options.


       (c) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan shall be final, conclusive and binding upon all Optionees and any holders of any Options granted under this Plan.


       (d) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting of the Committee or (ii) without a meeting by the unanimous written approval of the members of the Committee.


       (e) No Member of the Committee, or any Officer or Director of the Company or its Subsidiaries, shall be personally liable for any act or omission made in good faith in connection with this Plan.

     14. INCENTIVE OPTIONS FOR 10% SHAREHOLDERS. Notwithstanding any other provisions of this Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its Subsidiary) at the date of grant unless the exercise price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.


     15.   INTERPRETATION.


       (a) This Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, and this Plan shall be construed and enforced as if such provision had never been included in this Plan.


       (b) This Plan shall be governed by the laws of the State of Florida.


       (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan or affect the meaning or interpretation of any part of this Plan.


       (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.


       (e) Time shall be of the essence with respect to all time periods specified for the giving of notices to the company hereunder, as well as all time periods for the expiration and termination of Options in accordance with
Section 9 hereof (or as otherwise set forth in an option agreement).


     16. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend this Plan or any Option without the consent or approval of the shareholders of the Company; PROVIDED, HOWEVER, that, except to the extent provided in Section 9, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee.


     17. TERMINATION DATE. This Plan shall terminate ten years after the date of adoption by the Board of Directors.

                                                                      EXHIBIT B
                        -------------------------------
                             NETSPEAK CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN
                        -------------------------------
     The Board of Directors of Netspeak Corporation (the "Company") has adopted this Employee Stock Purchase Plan (the "Plan") to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Plan is for the benefit of the employees of Netspeak Corporation and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:


1. SHARES SUBJECT TO THE PLAN.


     Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 400,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the "Board"), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.


2. ADMINISTRATION.


     The Plan shall be administered by the Board or by a Committee appointed by the Board (the "Committee"). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.


3. INTERPRETATION.


     It is intended that the Plan will meet the requirements for an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.


4. ELIGIBLE EMPLOYEES.


     Any employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of an Offering Period (as defined in Section 8 below); (b) an employee whose customary employment is for less than nine months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this Section 4, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee). The term "participating Affiliate" means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular participating Affiliate.

5. PARTICIPATION IN THE PLAN.


     An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the person designated on the form to receive such form for the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period.


6. PAYROLL DEDUCTIONS.


     At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan in any whole percent amount, but in no event less than one percent (1%) nor more than fifteen percent (15%) (or such lower percentage as may be established by the Board or Committee), not to exceed $25,000 per year. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 20 below.


7. INTEREST ON PAYROLL DEDUCTIONS.


     The Company and participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company may, but is not required to, credit interest on the balance of the employees' accounts during the Offering Period. If interest is credited to such accounts, the rate may be a fixed or variable rate determined by the Company.


8. OFFERING AND PURCAHSE PERIODS.


     The periods during which the shares of Common Stock may be purchased (the "Offering Period") will be 24 months or such other period as is determined by the Committee. Within the Offering Period, there will be four or more "Purchase Periods." Purchase Periods are the time periods determined by the Committee at the end of which the shares of Common Stock may be purchased by the employees based on the salary deductions of such periods. The initial Offering Period shall commence on the date determined by the Committee and end on a date determined by the Committee, and every Offering Period thereafter, shall commence immediately after the prior Offering Period ends and shall be a 24-month period until changed by the Committee. The initial Purchase Period shall commence on the first day of the Offering Period and end on at the end of the sixth month from the commencement of the Purchase Period until changed by the Committee, and every Purchase Period thereafter, shall commence immediately after the prior Purchase Period ends and shall be a six month period until changed by the Committee.


9. RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.


     Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the "Purchase Price") shall be the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Purchase Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above or the par value of the Common Stock. For purposes of the Plan, "fair market value" means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation system, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such system or traded on such a market, fair market value shall be determined by the Board in good faith.


10. TIMING OF PURCHASE; PURCHASE LIMITATION.


     Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation adjustment provided for in Section 14 below and subject to adjustment under Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other "employee stock purchase plans" of the Company and its participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Purchase Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a shareholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's shareholders in accordance with Section 25 below.


11. ISSUANCE OF STOCK CERTIFICATES.


     As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the "Agent") appointed by the Committee. The Agent may hold the shares purchased under the Plan in stock certificates, in nominee names and may commingle shares held in its custody in a single account or stock certificates without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice, instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.


12. WITHHOLDING OF TAXES.


     To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the payroll department of the Company in writing of such transfer.


13. ACCOUNT STATEMENTS.

     The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases shares of Common Stock under the Plan, but no more frequently than quarterly, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Purchase Period.


14. PARTICIPATION ADJUSTMETNT.


     If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 10 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.


15. CHANGES IN ELECTIONS TO PURCHASE.


     (a) A participating employee may, at any time prior to the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:


       (i) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or


       (ii) Withdraw the amount in such employee's account and terminate such employee's option to purchase.


     (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.


16. TERMINATION OF EMPLOYMENT.


     In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by death or retirement (under Section 17 below) prior to the last day of the Purchase Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.


17. RETIREMENT.


     In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a participating Affiliate because of retirement under a plan of the Company or a participating Affiliate, the participating employee may elect, within 30 days after the date of such retirement, one of the following alternatives:


     (a) To make up any deficiency in the employee's account resulting from the termination of payroll deductions by an immediate cash payment;


     (b) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or


     (c) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

     In the event the participating employee does not make an election within the aforesaid 30-day period, he or she will be deemed to have elected subsection 17(c) above.


18. LAY-OFF, AUTHORIZED LEAVE OF ABSENCE OR DISABLITY.


     Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.


     If such employee returns to active service prior to the last day of the Purchase Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's payroll department within 10 days after the employee's return to active service, but not later than the last day of the Purchase Period, elect:


     (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;


     (b) To not make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or


     (c) To withdraw the amount in the employee's account and terminate the employee's option to purchase.


     A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase Period, electing one of the alternatives provided in the foregoing clauses (a), (b) and
(c) of this Section 18.


     If any employee fails to deliver the required written notice within 10 business days after the employee's return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 18(c) above.


     If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 16 of this Plan.


19. DEATH.


     In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Purchase Period) by written notice to the Company or participating Affiliate, elect one of the following alternatives:


     (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;


     (b) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or


     (c) To withdraw the amount in such employee's account and terminate such employee's option to purchase.

     In the event the legal representatives of such employee fail to deliver such written notice to the Company or participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.


20. TERMINATION OF PARTICIPATION.


     A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either
(a) the Board elects to terminate the Plan as provided in Section 25 below, or
(b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the Company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.


21. ASSIGMENT.


     No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's designated beneficiary (pursuant to such procedures as the Committee establishes) or absent such designation to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.


22. APPLICATION OF FUNDS.


     All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees' accounts will not be segregated.


23. NO RIGHT TO CONTINUED EMPLOYMENT.


     Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its participating Affiliates to terminate the employee's employment at any time.


24. AMENDMENT OF PLAN.


     The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the shareholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below) or (b) changing the eligibility requirements for participating in the Plan.


25. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.


     The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the

Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.


26. EFFECT OF CHANGES IN CAPITALIZATION.


     (a) CHANGES IN COMMON STOCK.


     If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.


     (b) REORGANIZATION IN WHICH THE COMPANY IS THE SURVIVING CORPORATION.


     Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.


   (c) REORGANIZATION IN WHICH THE COMPANY IS NOT THE SURVIVING CORPORATION OR

       SALE OF ASSETS OR STOCK.


     Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its shareholders.


     (d) ADJUSTMENTS.


     Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.


     (e) NO LIMITATIONS ON COMPANY.


     The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


27. GOVERNMENTAL REGULATION.


     The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.



28. SHAREHOLDER RIGHTS.


     Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its shareholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.


29. RULE 16B-3.


     Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.


30. PAYMENT OF PLAN EXPENSES.


     The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to Section 11.


                                     * *  *

                              NETSPEAK CORPORATION

                 ANNUAL MEETING OF SHAREHOLDERS - JUNE 18, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              NETSPEAK CORPORATION

         The undersigned hereby appoints Stephen R. Cohen and Robert Kennedy as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of Common Stock $.01 par value per share of NetSpeak Corporation (the "Company") held of record by the undersigned on May 1, 1998 at the Annual Meeting of Shareholders to be held on June 18, 1998 or any adjournment or adjournments thereof.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                             NETSPEAK CORPORATION

                                 JUNE 18, 1998

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X] PLEASE MARK YOUR
    VOTES AS INDICATED
    IN THIS EXAMPLE.

               FOR ALL NOMINEES              WITHHOLD
               LISTED AT RIGHT              AUTHORITY
             (except as marked to     to vote for all nominees
              the contrary below)          listed at right
Proposal 1.                                                    NOMINEES:
  Election of       [ ]                        [ ]             Stephen R. Cohen      Robert Kennedy
  Directors                                                    Shane D. Mattaway     John W. Staten
                                                               Randall Battat        Stephen P. Earhart
FOR, except vote withheld from the following                   Michael B. Goldberg   Steven D. Leeke
nominee(s):                                                    A. Jeffry Robinson    Martin Shum
____________________________________________

Proposal 2. Approval of proposal to amend the    FOR       AGAINST       ABSTAIN
            Company's 1995 Stock Option Plan.    [ ]         [ ]           [ ]

Proposal 3. Approval of proposal to adopt the    FOR       AGAINST       ABSTAIN
            Employee Stock Purchase Plan.        [ ]         [ ]           [ ]

Proposal 4. Approval of proposal to amend the    FOR       AGAINST       ABSTAIN
            Company's Articles of Incorporation. [ ]         [ ]           [ ]

Proposal 5. Ratification of selection of         FOR       AGAINST       ABSTAIN
            Deloitte & Touche LLP as             [ ]         [ ]           [ ]
            independent public accountants for
            the Company for the fiscal year
            ending January 31, 1998.

         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(Signature)________________(Signature)______________________Dated:_______, 1998

NOTE: PLEASE SIGN HERE. Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.